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                                                                     EXHIBIT 5.1

                      [LETTERHEAD OF SULLIVAN & CROMWELL]

                                                               November 18, 1997


Zions Bancorporation,
One South Main, Suite 1380,
Salt Lake City, Utah 84111.


Dear Sirs:

     In connection with the registration under the Securities Act of 1933 (the "Act") of 4,419,995 shares (the "Securities") of Common Stock, without par value, of Zions Bancorporation, a Utah corporation (the "Company"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion when the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act, the terms of the sale of the Securities have been duly established in conformity with the Company's articles of

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Zions Bancorporation                                                        -2-


incorporation, and the Securities have been duly issued and sold as contemplated by the Registration Statement and the merger of Vectra Banking Caorporation with and into the Company has been consummated, the Securities will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Utah, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Utah law, we have relied upon the opinion, dated November 18, 1997, of Callister Nebeker & McCullough, a Professional Corporation, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Callister Nebeker & McCullough, a Professional Corporation.

     Also, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of Securities"

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Zions Bancorporation                                                        -3-


in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                       Very truly yours,

                                    /s/ SULLIVAN & CROMWELL

                                        SULLIVAN & CROMWELL